================================================================================


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: January 23, 2002


================================================================================


     Exact Name of Registrant              Commission      I.R.S. Employer
     as Specified in Its Charter           File Number     Identification No.
     ---------------------------           -----------     ------------------


     Hawaiian Electric Industries, Inc.      1-8503            99-0208097
     Hawaiian Electric Company, Inc.         1-4955            99-0040500


================================================================================


                                State of Hawaii
              --------------------------------------------------
                (State or other jurisdiction of incorporation)


                  900 Richards Street, Honolulu, Hawaii 96813
          -----------------------------------------------------------
             (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:

           (808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)
           (808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

                                      None
        ----------------------------------------------------------------
         (Former name or former address, if changed since last report.)


================================================================================

Item 5. Other Events

News release
------------

On January 23, 2002, HEI issued the following news release:


HAWAIIAN ELECTRIC INDUSTRIES, INC. ANNOUNCES 2001 YEAREND EARNINGS

     HONOLULU -- Hawaiian Electric Industries, Inc. (HEI) (NYSE - HE) announced 2001 net income from continuing operations of $107.7 million, or $3.19 per share compared with $109.3 million, or $3.36 per share for 2000. The Company's net income from continuing operations reflect strong results from the electric utilities and bank, offset by investment losses at the holding company.

     "The downturn in Hawaii tourism post-September 11 continues to present challenges to maintaining earnings. We managed to meet these challenges in 2001 through cost containment efforts at the utility and active asset and liability management at the bank," said Robert F. Clarke, HEI chairman, president and chief executive officer.

     Utility net income was up 1.2% to $88.3 million for 2001 from $87.3 million for 2000. "An increase in kilowatthour sales pre-September 11, a concerted effort to contain costs and continued productivity improvements helped the utility increase earnings in 2001," said Clarke.

     Kilowatthour sales were up 1.1% in 2001 compared with 2000 largely due to warmer weather and a growing state economy pre-September 11. "Looking forward, we anticipate kilowatthour sales will increase by 1.1% in 2002, slightly greater than the growth in the state economy, which local economists expect will be about 0.6%. Supporting our outlook is the recent rebound in visitor counts, which have increased to approximately 90% of prior year levels as of December 31, 2001," said Clarke.

     Purchased power costs were up in 2001 due to greater availability of purchased power in the supply mix as a result of shorter overhaul schedules and maintenance downtime by independent power producers. However, maintenance expenses were lower in 2001 due to ongoing cost management and completion of reliability improvements in 2000.

     American Savings Bank posted solid results this year with net income growing 19.4% to $48.5 million versus $40.6 million in 2000. "American Savings Bank was able to execute several key investment sales in 2001 that generated $5.2 million in net income for the bank," said Clarke. "With the unprecedented 11 Federal Funds Rate cuts, there was some downward pressure on our interest rate spread. However, the sales and increased fee income helped propel the bank to record earnings."

     Interest rate spread--the difference between yield on interest-earning assets and the rate paid on interest-bearing liabilities--was slightly lower for 2001 at 3.17%, compared with 3.20% for 2000. Average interest-earning assets increased slightly in 2001 to $5.6 billion.

     Net income for 2001 was $83.7 million, or $2.48 per share, compared with $45.7 million, or $1.41 per share for 2000. Losses from discontinued operations for 2001 were $24.0 million or $0.71 per share, compared with $63.6 million or $1.95 per share for 2000 and primarily reflect charges related to the discontinuance of HEI's international power subsidiary in the third quarter of 2001.

     HEI is the largest Hawaii-based company, providing electric utility services to 95% of Hawaii's residents and a full array of banking services to consumers and businesses through the state's third largest bank.

Forward-looking Statements

     This release may contain "forward-looking statements," that are subject to risks and uncertainties. Forward-looking statements are statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. Forward-looking statements in this release should be read in conjunction with "Forward-looking statements" set forth on page v of HEI's Form 10-Q for the quarter ended September 30, 2001 (incorporated by reference herein) and in HEI's future periodic reports that discuss important factors that could cause HEI's results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

                                      ###

Hawaiian Electric Industries, Inc. and subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

                                                                            Quarters ended                       Years ended
(in thousands,                                                                December 31,                      December 31,
    except per share amounts)                                         2001            2000             2001             2000
-----------------------------------------------------------------------------------------------------------------------------
Revenues
Electric utility                                                 $ 315,844       $ 342,596      $ 1,289,304      $ 1,277,170
Bank                                                               108,564         117,616          444,602          450,882
Other                                                               (5,099)          2,381           (6,629)           4,259
                                                                 ---------       ---------      -----------      -----------
                                                                   419,309         462,593        1,727,277        1,732,311
                                                                 ---------       ---------      -----------      -----------
Expenses
Electric utility                                                   274,259         306,043        1,095,359        1,084,079
Bank                                                                83,674         100,059          362,503          380,841
Other                                                                3,888           3,148           13,242            9,858
                                                                 ---------       ---------      -----------      -----------
                                                                   361,821         409,250        1,471,104        1,474,778
                                                                 ---------       ---------      -----------      -----------
Operating income (loss)
Electric utility                                                    41,585          36,553          193,945          193,091
Bank                                                                24,890          17,557           82,099           70,041
Other                                                               (8,987)           (767)         (19,871)          (5,599)
                                                                 ---------       ---------      -----------      -----------
                                                                    57,488          53,343          256,173          257,533
                                                                 ---------       ---------      -----------      -----------
Interest expense-
    other than bank                                                (19,265)        (19,711)         (78,726)         (77,298)
Allowance for borrowed funds
    used during construction                                           547             702            2,258            2,922
Preferred stock dividends of
     subsidiaries                                                     (502)           (502)          (2,006)          (2,007)
Preferred securities distributions of
    trust subsidiaries                                              (4,009)         (4,009)         (16,035)         (16,035)
Allowance for equity funds
    used during construction                                         1,021           1,278            4,239            5,380
                                                                 ---------       ---------      -----------      -----------
Income from continuing operations
    before income taxes                                             35,280          31,101          165,903          170,495
Income taxes                                                        10,076           9,687           58,157           61,159
                                                                 ---------       ---------      -----------      -----------
Income from continuing operations                                   25,204          21,414          107,746          109,336
Discontinued operations, net of income taxes
    Loss from operations                                                 -         (45,791)          (1,254)         (63,592)
    Net loss on disposals                                           (1,966)              -          (22,787)               -
                                                                 ----------      ---------      -----------      -----------
Loss from discontinued operations                                   (1,966)        (45,791)         (24,041)         (63,592)
                                                                 ----------      ---------      -----------      -----------
Net income (loss)                                                 $ 23,238       $ (24,377)     $    83,705      $    45,744
                                                                 ==========      =========      ===========      ===========
Per common share
    Basic earnings (loss)
        Continuing operations                                    $    0.73       $    0.65      $      3.19      $      3.36
        Discontinued operations                                      (0.06)          (1.39)           (0.71)           (1.95)
                                                                 ---------       ---------      -----------      -----------
                                                                 $    0.67       $   (0.74)     $      2.48      $      1.41
                                                                 =========       =========      ===========      ===========
    Diluted earnings (loss)
        Continuing operations                                    $    0.73       $    0.65      $      3.18      $      3.35
        Discontinued operations                                      (0.06)          (1.39)           (0.71)           (1.95)
                                                                 ---------       ---------      -----------      -----------
                                                                 $    0.67       $   (0.74)     $      2.47      $      1.40
                                                                 =========       =========      ===========      ===========
    Dividends                                                    $    0.62       $    0.62      $      2.48      $      2.48
                                                                 =========       =========      ===========      ===========
Weighted-average number of
    common shares outstanding                                       34,644          32,864           33,754           32,545
                                                                 =========       =========      ===========      ===========
Adjusted weighted-average shares                                    34,851          33,013           33,942           32,687
                                                                 =========       =========      ===========      ===========

Income (loss) from continuing operations by segment
    Electric utility                                             $  18,464       $  14,527      $    88,300      $    87,286
    Bank                                                            15,377          10,198           48,531           40,630
    Other                                                           (8,637)         (3,311)         (29,085)         (18,580)
                                                                 ---------       ---------      ------------     ------------
Income from continuing operations                                $  25,204       $  21,414      $   107,746      $   109,336
                                                                 =========       =========      ============     ============

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI's Annual Report on SEC Form 10-K for the year ended December 31, 2000 and 2001 (when filed) and the consolidated financial statements and the notes thereto in HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

                      HAWAIIAN ELECTRIC INDUSTRIES, INC.
            SUPPLEMENTAL DATA TO 4TH QUARTER 2001 EARNINGS RELEASE
                                  (Unaudited)

Hawaiian Electric Company, Inc. (HECO) and subsidiaries                   Years ended
Consolidated Statements of Income                                         December 31,
---------------------------------------------------------------   -----------------------------
(in thousands)                                                        2001             2000
                                                                  -------------    ------------
Operating revenues                                                $   1,284,312    $  1,270,635
                                                                  -------------    ------------
Operating expenses
  Fuel oil                                                              346,728         362,905
  Purchased power                                                       337,844         311,207
  Other operation                                                       125,565         123,779
  Maintenance                                                            61,801          66,069
  Depreciation                                                          100,714          98,517
  Taxes, other than income taxes                                        120,894         119,784
  Income taxes                                                           55,434          55,213
                                                                  -------------    ------------
                                                                      1,148,980       1,137,474
                                                                  -------------    ------------

Operating income                                                        135,332         133,161
                                                                  -------------    ------------

Other income
  Allowance for equity funds used during construction                     4,239           5,380
  Other, net                                                              3,197           4,555
                                                                  -------------    ------------
                                                                          7,436           9,935
                                                                  -------------    ------------

Income before interest and other charges                                142,768         143,096
                                                                  -------------    ------------

Interest and other charges
  Interest on long-term debt                                             40,296          40,134
  Amortization of net bond premium and expense                            2,063           1,938
  Other interest charges                                                  4,697           6,990
  Allowance for borrowed funds used during construction                  (2,258)         (2,922)
  Preferred stock dividends of subsidiaries                                 915             915
  Preferred securities distributions of trust subsidiaries                7,675           7,675
                                                                  -------------    ------------
                                                                         53,388          54,730
                                                                  -------------    ------------

Income before preferred stock dividends of HECO                          89,380          88,366
Preferred stock dividends of HECO                                         1,080           1,080
                                                                  -------------    ------------

Net income for common stock                                       $      88,300    $     87,286
                                                                  =============    ============


Other electric utility information
--------------------------------------------------------

Kilowatthour sales (millions)                                             9,370           9,272
Cooling degree days (Oahu)                                                4,911           4,707
Fuel cost per barrel                                              $       33.49    $      33.44

Hawaiian Electric Industries, Inc.
Supplemental Data to 4th Quarter Earnings Release
Page 2

                                                                          Years ended
American Savings Bank, F.S.B. and subsidiaries                            December 31,
                                                                  -----------------------------
Consolidated Income statement data                                    2001             2000
---------------------------------------------------------------   --------------   ------------
(in thousands)
Interest income                                                   $     399,651    $    423,575
Interest expense                                                        213,585         238,875
                                                                  -------------    ------------
                    Net interest income                                 186,066         184,700
Provision for loan losses                                               (12,500)        (13,050)
Other income                                                             44,951          27,307
Operating, administrative and general expenses                         (136,418)       (128,916)
                                                                  -------------    ------------
                    Operating income                                     82,099          70,041
Minority interest                                                           213             225
Income taxes                                                             27,944          23,774
                                                                  -------------    ------------
                    Income before preferred stock dividends              53,942          46,042
Preferred stock dividends                                                 5,411           5,412
                                                                  -------------    ------------
                    Net income                                    $      48,531    $     40,630
                                                                  =============    ============


Interest rate spread (%)                                                   3.17            3.20

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.         HAWAIIAN ELECTRIC COMPANY, INC.
                      (Registrant)                            (Registrant)


/s/  Robert F. Mougeot                     /s/ Richard A. von Gnechten
-------------------------------------      -------------------------------------
Robert F. Mougeot                          Richard A. von Gnechten
Financial Vice President, Treasurer        Financial Vice President
   and Chief Financial Officer
(Principal Financial Officer of HEI)       (Principal Financial Officer of HECO)

Date: January 23, 2002                     Date: January 23, 2002